                                                                    EXHIBIT 10.1













                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


                                     BETWEEN


                            DALEEN TECHNOLOGIES, INC.


                                       AND


                                 JAMES R. DALEEN


                               SEPTEMBER 20, 2002

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") by and between Daleen Technologies, Inc. (the "Company"), and James R. Daleen ("You" or "Your")(collectively, the "Parties"), is entered into and effective as of the 20th of September, 2002 (the "Effective Date").(1)

         WHEREAS, You are currently employed as Chief Executive Officer of the Company pursuant to an Employment Agreement between the Company and You effective December 1, 1994, which agreement has been amended from time to time (as amended, the "Prior Agreement");

         WHEREAS, You also currently serve as President and Chairman of the Board of Directors (the "Board") of the Company;

         WHEREAS, the Company desires that You continue to serve as Chief Executive Officer, President, and Chairman of the Board of the Company, and You desire to continue to serve in such capacity;

         WHEREAS, the Company has agreed to continue to employ You in exchange for Your compliance with the terms of this Amended and Restated Agreement;

         WHEREAS, the Company and You desire to express the terms and conditions of Your continued employment in this Amended and Restated Agreement; and

         WHEREAS, the Company and You desire to modify the Prior Agreement, which modification shall be contemporaneous with the effectiveness of this Amended and Restated Agreement;

         NOW, THEREFORE, the Parties agree:

         1.       Employment and Duties

                  A. Position. The Company shall employ You as Chief Executive Officer. You shall also continue to serve as Chairman of the Board and President of the Company, subject to the Company's Articles of Incorporation and By-Laws.

                  B. Duties. You agree to perform all duties that are consistent with Your positions as Chief Executive Officer, President, and Chairman of the Board, and that may otherwise be assigned to You by the Board from time to time.


--------
         (1) Unless otherwise indicated, all capitalized terms used in this Agreement are defined in the "Definitions" section attached as Exhibit A. Exhibit A is incorporated by reference and is included in the Definition of "Agreement."

                  C. Reporting. You shall report directly to the Board or any other executive designated by the Board from time to time.

                  D. Devotion of Time. You shall devote yourself, and apply Your best energy and skill to the service of the Company and the promotion of the Company's interests, and You shall use Your best efforts in the performance of Your services under this Agreement. The Parties agree that You may not, during the Employment Period, be engaged in any business activity other than the Company's business, whether or not such activity is pursued for gain, profit, or other pecuniary advantage, including, but not limited to, management or management consulting activities; provided, however, that You may (i) continue to participate in the management and activities of any company of which You are a fifty percent (50%) or greater stockholder as of the Effective Date, and (ii) invest Your personal assets in businesses where the form or manner of such investment will not require services on Your part conflicting with Your duties under this Agreement, and in which Your participation is solely that of a passive investor. You agree to abide by all rules and regulations established from time to time by the Board. All commissions, fees, or other income earned and received by You, if any, in furtherance of the business of the Company, or its affiliates or from any other business or financial opportunity or endeavor in which You are an active participant and not a passive investor, other than a business of which You are a fifty percent (50%) or greater stockholder as of the Effective Date, shall be accepted by You for the account of the Company, and shall be remitted to the Company within three (3) days of Your receipt thereof.

                  E. Company Policies. You agree to comply with the policies and procedures of the Company as may be adopted and changed from time to time, including those described in the Company's employee handbook. If this Agreement conflicts with such policies or procedures, this Agreement will control.

                  F. Fiduciary Duties. As a director and officer of the Company, You owe a duty of care and loyalty to the Company, as well as a duty to perform Your Duties in a manner that is in the best interests of the Company. You owe such duties to the Company in addition to duties imposed upon You under applicable law.

         2. Term. Your employment relationship with the Company is at-will. You may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company. Likewise, the Company may terminate your employment at any time with or without cause or advance notice. The period during which You are employed by the Company shall be referred to as the "Employment Period."

         3.       Compensation.

                  A. Base Salary. During the Employment Period, the Company will pay You an annual base salary of $328,900 ("Base Salary"), minus applicable withholdings, in accordance with the Company's normal payroll practices. On or before January 31 of each calendar year, the Compensation Committee of the Board (the "Compensation Committee") shall review Your Base Salary, and may, in its sole discretion, increase (but not decrease) Your Base Salary based upon Your performance and the Company's performance. Any increase in Your Base Salary shall be valid only if set forth in writing, executed by the Compensation Committee.

                  B. Annual Performance Bonus. During the Employment Period, You will be eligible to earn an annual performance bonus (the "Performance Bonus") with a target payment of fifty percent (50%) of Your then current Base Salary if Your performance and the Company's performance meets certain objectives and goals established from year to year by the Compensation Committee. Your right to receive the Performance Bonus or any portion thereof will be determined in the sole discretion of the Compensation Committee. The Performance Bonus will be subject to all applicable withholdings and will paid on or before January 31 of the calendar year immediately following the year for which the Performance Bonus is to be paid. You will not receive any Performance Bonus if, for any reason, You are not employed on the last day of the calendar year for which the Performance Bonus is to be paid, except as set forth in Sections 5B, 5C, and 6 below.

                  C. Benefits Plans. During the Employment Period, You are eligible to participate in all benefit plans in effect for executives and employees of the Company, subject to the terms and conditions of such plans.

                  D. Vacation. During the Employment Period, You are entitled to paid vacation in accordance with the Company's vacation policy in effect for senior executives from time to time; provided, however, that the paid vacation to which You are entitled shall not be less than three (3) weeks per calendar year.

                  E. Business Expenses. During the Employment Period, the Company will reimburse You for all approved business expenses incurred by You in the performance of Your duties under this Agreement in accordance with the policies and procedures of the Company.

                  F. Car Allowance. During the Employment Period, the Company shall (i) provide You with a four-door luxury automobile for Your use, and will pay all expenses incurred in using the automobile, including, but not limited to, fuel, maintenance, and insurance, or (ii) pay You an automobile allowance of up to $700.00 per month (which allowance shall be increased by the Consumer Price Index on each anniversary of the Effective Date) in accordance with the Company's automobile allowance payment policies and/or practices in effect from time to time.

         4. Termination. This Agreement may be terminated at any time for any reason, including, but not limited to, any of the following events:

                  A. Mutual written agreement between You and the Company at any time;

                  B.       Your death;

                  C. Your disability which renders You unable to perform the essential functions of Your job even with reasonable accommodation and which either continues for (i) nine (9) consecutive months, or (ii) twelve
                           (12) months during any period of eighteen (18) consecutive months;

                  D.       Your resignation;

                  E. For Cause. For Cause shall mean a termination by the Company because of any one of the following events:

                           1. Your commission of any act of fraud, theft, or embezzlement against the Company; or

                           2. Your material breach of this Agreement; provided that the Company first shall have delivered to You written notice of the alleged breach, specifying the exact nature of the breach in detail, and provided, further, that You shall have failed to cure or substantially mitigate such breach within thirty (30) days after receiving notice of such breach.

                  F. Without Cause. Without Cause shall mean any termination of employment by the Company which is not defined in sub-sections A-E above.

         5.       Company's Post-Termination Obligations

                  A. If (i) this Agreement terminates for the reasons set forth in Sections 4A, B, C, D, or E above, and (ii) Section 6 below does not apply, then the Company will pay You all accrued but unpaid wages, based on Your then current Base Salary, through the termination date, as well as any approved business expenses that have not been reimbursed as of the termination date. The Company shall have no other obligations to You; however, You shall continue to be bound by the terms of Exhibits A and B and all other post-termination obligations to which You are subject, including, but not limited to, the obligations contained in this Agreement.

                  B. If this Agreement terminates for any reason set forth in Section 4F above, then (i) the Company will pay You a lump sum payment equal to twelve (12) months of Your then current Base Salary, to be paid within five
(5) days after Your date of termination, (ii) the Company will pay You a separation payment equal to twelve (12) months of Your then current Base Salary, to be paid in equal installments on a monthly basis over a period of twenty-four
(24) months, beginning on the first day of the thirteenth month following Your date of termination and ending on the first day of the thirty-sixth month following Your date of termination, and (iii) the Company shall pay You a pro-rata portion of the Performance Bonus for the year in which Your employment terminates based upon Your performance and the Company's performance of the objectives referenced in Section 3B as determined by the Compensation Committee and the number of days You worked in the year in which Your employment is terminated, such pro rata portion to be paid at the same time the Company pays annual bonuses, if any, to other executive employees. If Your death occurs at any time after Your employment terminates under Section 4F, then the Company shall pay Your estate all remaining amounts payable to You under this Section 5B, which payments shall be made at the time and in the manner set forth in this
Section 5B. The Company shall have no other obligations to You. The separation payments and/or benefits set forth in this Section 5B shall constitute full satisfaction of the Company's obligations under this Agreement. The Company's obligation to provide the payments and/or benefits set forth in this Section 5B above shall be conditioned upon Your:

                           (a)      Execution of a Separation & Release
                                    Agreement in a form prepared by the Company by which You release the Company from any and all liability and claims of any kind; and

                           (b) Compliance with the post-termination obligations set forth in Exhibits A and B and all other post-termination obligations to which You are subject, including, but not limited, the obligations contained in this Agreement.

                  If You do not execute an effective Separation & Release Agreement as set forth above, the Company will not be obligated to provide any payments or benefits to You under this Section 5B. The Company's obligation to make the separation payments set forth in this Section 5B shall terminate immediately upon any breach by You of any post-termination obligations to which You are subject.

                  C. Notwithstanding anything in Section 5B or Section 6 hereof to the contrary, in the event this Agreement terminates or has been terminated for any reason set forth in Section 4F or Section 6 hereof, and any Liquidity Event (as defined below), whether voluntary or involuntary, occurs prior to the payment of all or part of the amounts payable pursuant to Section 5B or Section 6 hereof, the Company shall be required to pay You a lump sum payment equal to (a)(i) twenty-four months of Your Base Salary in effect on the date of such termination, less (ii) all amounts previously paid to You pursuant to Section 5B (i)-(ii) or Section 6(a) hereof, and (b) any amounts due to You under Section 5B(iii) and/or Section 6(b) hereof. Such lump sum payment shall be made no later than the date of the final distribution of assets on the shares of capital stock of the Company in accordance with the provisions of the Certificate of Incorporation of the Company, as amended, in connection with the Liquidity Event and, shall constitute full satisfaction of the Company's obligations under this Agreement; provided, however, that Your right to receive the separation payments and benefits set forth in this Section 5C shall be subject to the conditions set forth in Section 5B above. If Your death occurs at any time after Your employment terminates under Section 4F or Section 6 and this
Section 5C applies, then the Company shall pay Your estate all remaining amounts payable to You under this Section 5C, which payments shall be made at the time and in the manner set forth in this Section 5C.

                  D. If (i) a Liquidity Event occurs within five (5) years of Your date of termination, and (ii) upon the distribution of assets on the shares of capital stock of the Company in accordance with the provisions of the Certificate of Incorporation of the Company, as amended, in connection therewith, the Liquidity Event constitutes a Qualified Liquidity Event (as defined below), then the Company shall pay You a lump sum payment equal to (i) twelve (12) months of Your Base Salary in effect on the date of termination and
(ii) any amounts remaining due pursuant to Section 5B or Section 6, to be paid no later than the date of the final distribution of assets or other consideration to the stockholders of the Company; provided, however, that Your right to receive the separation payments and benefits set forth in this Section 5D shall be subject to the conditions set forth in Section 5B above.

                  A "Liquidity Event" shall mean any (i) liquidation, dissolution or winding up of the Company; (ii) a sale of all or substantially all of the assets and liabilities of the Company to a third party or (iii) a merger or consolidation of the Company with or into another entity pursuant to which (a) the capital stock of the Company outstanding immediately prior to the merger or consolidation is converted into or exchanged for securities of another entity or cash or property and (b) the stockholders of the Company immediately prior to the merger or consolidation own less than 50% of the combined voting stock of the surviving company (or the parent of the surviving company) in the merger or consolidation. For purposes of this Agreement, a "Qualified Liquidity Event" shall mean a Liquidity Event that
(i) results in a distribution on the shares of capital stock of the Company in accordance with the provisions of the Certificate of Incorporation of the Company, as amended, of assets valued at a minimum of $10 million, after payment or reservation of funds sufficient for payment of claims of all unsecured creditors and reservation of funds sufficient for payment of any amounts remaining due pursuant to Section 5B or Section 6 hereof or (ii), in the case of a merger or consolidation, results in consideration (including any cash, securities of another entity or property) to the holders of shares of capital stock of the Company valued at a minimum of $10 million. If some or all of such distribution or consideration is paid in property other than cash, the value of the portion of such distribution or consideration not paid in cash shall be the fair market value of such property as determined in good faith by the Board of Directors of the Company.

         6. Change of Control. If, within two (2) years after a Change of Control, (i) You resign from Your employment, or (ii) the Company terminates Your employment Without Cause, then (a) the Company will pay You the payments and benefits set forth in Section 5B above, to be paid at such time and in such manner as set forth in Section 5B above, and (b) the Company will reimburse Your and Your eligible dependents' COBRA premium under the Company's major medical group health plan on a monthly basis for a period of eighteen (18) months (the "Change of Control Benefits"). The Change of Control Benefits shall be provided to You in lieu of any benefits which You may be entitled to receive under
Section 5B above; provided, however, that Your right to receive the separation payments and benefits set forth in this Section 6 shall be subject to the conditions set forth in Section 5B above. The separation payments and benefits set forth in this Section 6 shall constitute full satisfaction of the Company's obligations under this Agreement. If Your death occurs at any time after Your employment terminates under this Section 6, then the Company shall pay Your estate all remaining amounts payable to You under this Section 6, which payments shall be made at the time and in the manner set forth in this Section 6.

         For purposes of this Agreement, "Change of Control" shall mean the occurrence of any of the following events on or after the date of this
Agreement:

                  (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), who holds less than 20% of the combined voting power of the securities of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent or more of the combined voting power of the securities of the Company then outstanding; or

                  (ii) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute all members of the Board of

                  Directors of the Company shall cease, for any reason, to constitute at least a majority of the Directors, unless the election of each Director who was not a Director at the beginning of the period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period: or

                  (iii) the Company shall consolidate or merge with another company and the Company is not the continuing or surviving corporation, or shares of the Company's common stock are converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as they had in the Company immediately prior to the merger; or

                  (iv) the Company shall sell, lease, exchange, or otherwise transfer all or substantially all of its assets (in one transaction or in a series of transactions); or

                  (v) the stockholders of the Company shall approve a plan or proposal for the liquidation or dissolution of the Company.

         7. Return of Materials. Upon the termination of Your employment for any reason, You will return to the Company all of the Company's property, including, but not limited to, keys, passcards, credit cards, customer lists, rolodexes, tapes, software, computer files, marketing and sales materials, and any other property, record, document or piece of equipment belonging to the Company.

         8. Release. During Your employment and after Your employment with the Company ends, You consent to the Company's use of Your image, likeness, voice, or other characteristics in the Company's products or services. You release the Company from any causes of action which You have or may have arising out of the use, distribution, adaptation, reproduction, broadcast, or exhibition of such characteristics. You represent that You have obtained, for the benefit of the Company, the same release in writing from all third parties whose characteristics are included in the services, materials, computer programs and other deliverables that You provide to the Company.

         9. Severability. The provisions of this Agreement are severable. If any provision of this Agreement is determined to be unenforceable, in whole or in part, then such provision shall be modified so as to be enforceable to the maximum extent permitted by law. If such provision cannot be modified to be enforceable, the provision shall be severed from this Agreement to the extent unenforceable. The remaining provisions and any partially enforceable provisions shall remain in full force and effect.

         10. Attorneys' Fees. In the event of litigation relating to this Agreement, the prevailing party shall be entitled to recover attorneys' fees and costs of litigation in addition to all other remedies available at law or in equity.

         11. Waiver. Either Party's failure to enforce any provision of this Agreement shall not act as a waiver of that or any other provision. Either Party's waiver of any breach of this Agreement shall not act as a waiver of any other breach.

         12. Entire Agreement. This Amended and Restated Agreement, including Exhibits A and B which are incorporated by reference, constitutes the entire agreement between the Parties concerning the subject matter of this Amended and Restated Agreement. Any post-termination obligations contained in Exhibits A and B shall remain in full force and effect, and shall survive cessation of Your employment. You acknowledge that the post-termination obligations contained in the Exhibits A and B are valid, enforceable and reasonably necessary to protect the interests of the Company, and You agree to abide by such obligations. This Amended and Restated Agreement supersedes any prior communications, agreements or understandings, whether oral or written, between the Parties relating to the subject matter of this Amended and Restated Agreements, including, but not limited to, the Prior Agreement. You and the Company agree that this Amended and Restated Agreement modifies the Prior Agreement by mutual written consent. Other than terms of this Amended and Restated Agreement, no other representation, promise or agreement has been made with You to cause You to sign this Amended and Restated Agreement.

         13. No Acceleration or Triggering of Benefits. You and the Company acknowledge and agree that the modification of the Prior Agreement by virtue of You and the Company entering into this Amended and Restated Agreement did not and will not result in the vesting, acceleration, or triggering of any employment benefit in Your favor, including, but not limited to, any post-termination payment obligation or any separation payment or benefit, vesting of stock options, or any other right which You may have as a shareholder, officer, director, or employee or under any agreement or understanding between the Parties, including, but not limited to, the Prior Agreement.

         14. Release of Claims Under Prior Agreement. You release and discharge the Company from any claim or liability, whether known or unknown, arising out of or relating to the Prior Agreement.

         15. Amendments. This Agreement may not be amended or modified except in writing signed by both Parties.

         16. Successors and Assigns. This Agreement shall be assignable to, and shall inure to the benefit of, the Company's successors and assigns, including, without limitation, successors through merger, name change, consolidation, or sale of a majority of the Company's stock or assets, and shall be binding upon You. You shall not have the right to assign Your rights or obligations under this Agreement. The covenants contained in Exhibits A and B of this Agreement shall survive cessation of Your employment with the Company, regardless of who causes the cessation.

         17. Governing Law. The laws of the State of Florida shall govern this Agreement. If Florida's conflict of law rules would apply another state's laws, the Parties agree that Florida law shall still govern.

         18. No Strict Construction. If there is a dispute about the language of this Agreement, the fact that one Party drafted the Agreement shall not be used in its interpretation.

         19. Notice. Whenever any notice is required, it shall be given in writing addressed as follows:

         To Company:                Daleen Technologies, Inc.
                                    902 Clint Moore Road, Suite 230
                                    Boca Raton, Florida 33487
                                    Attention: Legal Department



         To Executive:              James R. Daleen
                                    N1607 Shore Haven Parkway.
                                    Fontana, Wisconsin 53125

         Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either Party may change the address to which notices shall be delivered or mailed by notifying the other party of such change in accordance with this Section.

         20. Consent to Jurisdiction and Venue. You agree that any claim arising out of or relating to this Agreement shall be brought in a state or federal court of competent jurisdiction in Florida. You consent to the personal jurisdiction of the state and/or federal courts located in Florida. You waive
(i) any objection to jurisdiction or venue, or (ii) any defense claiming lack of jurisdiction or improper venue, in any action brought in such courts.

         21. AFFIRMATION. YOU acknowledge that YOU HAVE carefully read this Agreement, YOU know and understand its terms and conditions, and YOU HAVE had the opportunity to ask the Company any questions YOU may have had prior to signing this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.


                                 DALEEN TECHNOLOGIES:



                                 By:      /s/ Ofer Nemirovsky
                                    -------------------------------------------
                                          Ofer Nemirovsky
                                          Director

                                 Date:    September 20, 2002

                                          James R. Daleen:



                                 /s/ James Daleen
                                    -------------------------------------------


                                 Date:    September 20, 2002

                                    EXHIBIT A

               INVENTION ASSIGNMENT AND CONFIDENTIALITY AGREEMENT

         THIS AGREEMENT is entered into this 20th day of September, 2002, by and between Daleen Technologies, Inc. ("DTI") and James R. Daleen (the "Employee") for and in consideration of Employee's continued employment or engagement by DTI and the compensation that Employee shall receive during Employee's employment or engagement, the parties agree as follows:

1.       Both during and after Employee's employment or engagement:

         a. Employee shall not disclose to anyone outside DTI any Confidential Information. "Confidential Information" is defined as information which has not been made publicly available by DTI or the third party owner of such information, and

                  1. Which was developed by DTI, and relates to DTI's past, present, and future business, including but not limited to developments (defined below, technical data, specifications, designs, concepts, discoveries, copyrights, improvements, product plans, research and development, personal information, personnel information, financial information, customer lists, leads, and/or marketing programs;

                  2. All documents marked as confidential and/or continuing such information; and/or

                  3. All information DTI has acquired or received from a third party in confidence.

         b. Employee shall use Confidential Information only for DTI's business purposes; and;

         c. Employee shall use any information received in confidence by DTI from any third party only as permitted by written agreement between DTI and the third party; and

         d. Employee shall not be permitted to justify any disregard of the obligations of Employee hereunder by using any of the Confidential Information to guide a search by it of publications and other publicly available information, selecting a series of items of knowledge from unconnected sources and fitting them together by use of the integrated disclosure of the information thereby to justify its disregard of the obligation of confidence.

2. Employee shall not disclose to DTI, use in DTI's business, or cause DTI to use any information or material which is confidential to any third party unless DTI has a written agreement with the third party allowing DTI to receive and use the confidential information or materials. Employee will not incorporate into Employee's work any material which is subject to the copyrights of any third party unless DTI has the right to copy and incorporate such copyrighted material.

3. When Employee is no longer employed or engaged by DTI, Employee shall return to DTI all DTI property, and any and all third party property, including all Confidential Information, drawings, computer programs or copies thereof, documentation, notebooks and notes, reports and any other materials on electronic or printed media.

4. Employee hereby grants, transfers and assigns to DTI all of his rights, title and interest, if any, in any and all Developments, including rights to translation and reproductions in all forms or formats and the copyrights and patent rights thereto, if any, and he agrees that DTI may copyright said materials in DTI's name and secure renewal, reissues and extensions of such copyrights for such period of time as the law may permit. "Developments" is defined as any idea, invention, process, design, concept, or useful article (whether the design is ornamental or otherwise), computer program, documentation, literary work, audiovisual work and any other work of authorship, hereafter expressed, made or conceived solely or jointly by consultant during Employee's employment or engagement, whether or not subject to patent, copyright or other forms of protection that:

         a. Are related to the actual or anticipated business, research or Development of DTI; and/or

         b. Are suggested by or result from any task assigned to Employee or work performed by Employee for or on behalf of DTI.

         Employee acknowledges that the copyrights in Developments created by Employee in the scope of Employee's employment or engagement, belong to DTI by operation of law, or may belong to a party engaged by DTI by such contracted part. To the extent the copyrights in such works may not be owned by DTI or such contracted party by operation of law, Employee hereby assigns to DTI or such contracted party, as the case may be, all copyrights (if any) Employee may have in Developments.

         Items not assigned by this Section 4 are listed and described on the attached "Schedule of Separate Works." Employee agrees not to include any part of such items in the materials Employee prepares for DTI unless and until such items are licensed or assigned to DTI under separate written agreement.

         At all times hereafter, Employee agrees to assist DTI in obtaining patents or copyrights on any Developments assigned to DTI that DTI, in its sole discretion, seeks to patent or copyright. Employee also agrees to sign all documents, and do all things necessary to obtain such patents or copyrights, to further assign them to DTI, and to reasonably protect them and DTI against infringement by other parties at DTI expense with DTI prior approval.

         Employee irrevocably appoints any DTI-selected designee to act, at all times hereafter, as his agent and attorney-in-fact to perform all acts necessary to obtain patents and/or copyrights as required by this Agreement if Employee (i) refuses to perform those acts or

         (ii) is unavailable, within the meaning of the United States Patent and Copyright laws. It is expressly intended by Employee that the foregoing power of attorney is coupled with an interest.

         Employee shall keep complete, accurate, and authentic information and records on all Developments in the manner and form reasonably requested by DTI. Such information and records, and all copies thereof, shall be the property of DTI as to any Developments assigned DTI. Employee aggress to promptly surrender such information and records at the request of DTI as to any Developments.

5. In connection with any of the Developments assigned by Section 4, Employee agrees:

         a.       To disclose them promptly to DTI, and

         b. At DTI's request, to execute separate written assignments to DTI and do all things reasonably necessary to enable DTI to secure patents, register copyrights or obtain any other form of protection for Developments in the United States and in other countries. If Employee fails or is unable to do so, Employee hereby authorizes DTI to act under power of attorney for Employee to do all things to secure such rights.

         c. To provide DTI with notice of any inadvertent disclosure of Confidential Information related to any Development.


6. Without limitation of any other Agreement between Employee and DTI, Employee shall not employ or engage or attempt to employ or engage the services of any employee of DTI, either directly or through the agency of a third party during the term of, or within six (6) months after, the termination of Employee's employment or engagement with DTI.

7. DTI, its subsidiaries, licensees, successors or assigns, (direct or indirect) are not required to designate Employee as author of any Development when such Development is distributed publicly or otherwise. Employee waives and releases, to the extent permitted by law, all Employee's rights to such designation and any rights concerning future modifications of such Developments.

8. Rights, assignments, and representations made or granted by Employee in this Agreement, are assignable by DTI and are for the benefit of DTI's successors, assigns, and parties contracted with DTI.

9.       Miscellaneous Provisions.

         (a) Amendments. The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

         (b) Further Assurances. The parties hereby agree from time to time to execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be convenient or necessary to more effectively and completely carry out the intentions of this Agreement.

         (c) Brokers. Each of the parties represents and warrants that such party has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as such party knows, no broker or other person is entitled to any commission of finder's fee in connection with any of these transactions. The parties each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

         (d) Binding Effect. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.

         (e) Headings. The headings contained in this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

         (f) Severability. If any provision of this Agreement or any other Agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

         (g) Survival. All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this Agreement and the termination of employment or engagement of Employee.

         (h) Waivers. The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         (i) Specific Performance. Each of the parties acknowledges that the parties will be irreparably damaged (and damages at law would be an inadequate remedy) if this Agreement is not specifically enforced. Therefore, in the event of a breach or threatened breach by any party of any provision of this Agreement, then the other parties shall be entitled, in addition to all other rights or remedies, to injunctions restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Agreement.

         (j) Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations and anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that services of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

         (k) Remedies Cumulative. Except as otherwise expressly provided herein, no remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         (l) Governing Law. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

         (m) Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

         (n) Entire Agreement. This Agreement represents the entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

                                  DALEEN TECHNOLOGIES:


                                  By:      /s/ Ofer Nemirovsky
                                     -----------------------------------------
                                           OFER NEMIROVSKY
                                           DIRECTOR


                                  Date:    September 20, 2002

                                  JAMES R. DALEEN:

                                  /s/ James Daleen
                                  --------------------------------------------

                                  Date:  September 20, 2002

                                    EXHIBIT B

                   NON-SOLICITATION AND NON-COMPETE AGREEMENT

         THIS NON-SOLICITATION AND NON-COMPETE AGREEMENT ("Agreement") made as of this 20th day of September, 2002 by and between Daleen Technologies, Inc., and Illinois corporation with its principal office at 902 Clint Moore Road, Suite 230, Boca Raton, Florida 33487 (hereinafter called "Daleen") and James Daleen, a resident of N1607 Shore Haven Parkway, Fontana, Wisconsin 53125 (hereinafter "Employee").

         WHEREAS, Employee is currently employed by Daleen; and

         WHEREAS, the parties wish to reflect their agreement as to Employee's promises regarding Employee's solicitation and competition which have induced Daleen to continue to employ Employee at Employee's status with Daleen, as well as Daleen's extension of certain severance benefits to Employee.

         NOW, THEREFORE, Employee and Daleen (hereinafter sometimes referred to collectively as the "parties" and separately as a "party") in consideration of Employee's continued employment with Daleen and the covenants hereinafter set forth and other good and valuable consideration and intending to be legally bound hereby, agree as follows:

         1. Non-solicitation. Employee will not, at any time while employed by Daleen and for one (1) year after the termination of Employee's employment with Daleen for any reason whatsoever, directly or indirectly (by assisting or suggesting to another, or otherwise) solicit or otherwise attempt to induce or accept the initiative of another in such regard, alone or by combining or conspiring with anyone, any employees, officers, directors, agents, consultants, representatives, contractors, suppliers, distributors, customers or other business contacts (collectively, "Business Affiliates") of Daleen to terminate or modify its position as an employee, officer, director, agent, consultant, representative, contractor, supplier, distributor, customer or business contact with Daleen or to compete against Daleen.

         2.       Non-competition.

                  (a) Employee shall not while employed by Daleen, and for a period of one (1) year after the termination of said employment for any reason whatsoever (the "No-Compete Period"), directly or indirectly, as owner, officer, director, employee, agent, lender, broker, investor, consultant or representative of any corporation or as owner of any interest in, or as an employee, agent, consultant, partner, affiliate or in any other capacity whatsoever or representative of any other form of business association, sole proprietorship or partnership, conduct or be related to any business in competition with any business of Daleen now or in the future, including without limitation, in the Billing and Customer Care industry (herein referred to as the "Competitive Business") anywhere within the territories, nor as to certain customers anywhere in the United States, both listed on the "Territories and Customers" Exhibit to this Agreement, made a part hereof, including without limitation, the solicitation of any customers, who were at any time customers of Daleen and in connection with a business which is competitive with the Competitive Business, except that such competitive activity will be permitted as to business solicitation of and competition with Daleen as to any entity listed on a Schedule to this Agreement made part hereof identified as a "No-Compete Exception," if any.

                  (b) In addition to, and not in limitation of, the other provisions hereof or of any other agreement between Employee and Daleen, Employee shall not at any time in any manner other than in the ordinary course of good faith competition only as permitted herein interfere with, disturb, disrupt, decrease or otherwise jeopardize the business of Daleen or do or permit to be done anything which may tend to take away or diminish the trade, business or good will of Daleen or give to any person the benefit or advantage of Company's or Seller's methods of operation, advertising, publicity, training, business customers or accounts, or any other information relating or usefully to Daleen's business.

3. Legal Effect. The foregoing covenants of Employee shall be deemed severable, and the invalidity of any covenant shall not affect the cause of action by Employee against Daleen predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Daleen of these covenants. Daleen's failure to object to any conduct in violation of this Agreement shall not be deemed a waiver by Daleen, but Daleen may, if it wishes, specifically waive any part or all of those covenants to the extent that such waiver is set forth in writing duly authorized by Daleen's Board of Director's.

         Employee acknowledges and confirms that the length of the term and geographical restrictions contained herein are fair and reasonable and not the result of overreaching, duress or coercion of any kind. Employee further acknowledge and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Agreement will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained in this Agreement will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. Employee acknowledge and confirms that his special knowledge of this business of Daleen is such as would cause Daleen serious injury and loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with Daleen.

         In the event that any court shall finally hold that the time or territory or any other provision stated in this Agreement constitutes an unreasonable restriction upon Employee, Employee hereby expressly agrees that the provisions of this Agreement shall not be rendered void, but shall apply as to time and territory or to such other extent as such court may judicially determine or indicate constitutes a reasonable restriction under the circumstances involved. Employee hereby agrees that in the event of the violation by him of any of the provisions of this Agreement, Daleen will be entitled if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such violation or to enforce the specific performance of this Agreement by Employee or to enjoin Employee from engaging in any activity in violation hereof without any requirement on the part of Daleen to post any bond.

         In the event Daleen should bring any legal action or other proceeding for the enforcement of this Agreement, the time for calculating the No-Compete Period or terms of any other restriction herein shall not include the period of time commencing with the filing of legal action or other proceeding to enforce the terms of this Agreement through the date of final judgment or final resolution, including all appeals, if any, of such legal action or other proceeding.

4.       Miscellaneous Provisions.

         The provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement. All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns. The headings contained in this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement. The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

         The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the District Court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action, or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state. Except as otherwise expressly provided herein, no remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof. This Agreement and all transactions contemplated by this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation. Any time period provided for herein which shall end on a Saturday, Sunday, or legal holiday shall extent to 5:00 p.m. of the next full business day. This Agreement represents the entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and among such parties.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

                            DALEEN TECHNOLOGIES:


                            By: /s/ Ofer Nemirovsky
                               --------------------------------------
                               Ofer Nemirovsky
                               Director


                            Date:    September 20, 2002

                            JAMES R. DALEEN:

                            /s/ James Daleen
                            -----------------------------------------

                            Date:    September 20, 2002